SPECIMEN STOCK CERTIFICATE
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         COMMON STOCK           AQUACELL WATER, INC.       COMMON STOCK

         ACW_________                                      ____________

   INCORPORATED UNDER THE LAWS                            SEE REVERSE FOR
    OF THE STATE OF DELAWARE                            CERTAIN DEFINITIONS

                                                         CUSIP _________________

THIS CERTIFIES THAT


is the record holder of

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                         PAR VALUE $0.001 PER SHARE, OF
                              AQUACELL WATER, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:_____________________


  /s/ Gary S. Wolff         [AQUACELL WATER, INC.]         /s/ JAMES C. WITHAM
CHIEF FINANCIAL OFFICER        [CORPORATE SEAL]        CHAIRMAN OF THE BOARD AND
     AND TREASURER                [DELAWARE]            CHIEF EXECUTIVE OFFICER

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